EXHIBIT 23.3

CONSENT OF FINANCIAL ADVISORS

We consent to the inclusion of our Fairness Opinion issued to Premier Financial Bancorp, Inc. in this registration statement on Form S-4. We also consent to the reference to our firm under the caption “The Opinion of Financial Advisor to Premier”.

Baxter Fentriss and Company

Baxter Fentriss and Company

Richmond, Virginia
July 17, 2018